If you do not want to sell Fund shares at this time, please disregard this notice. This letter and attached information are simply notification of the Fund’s tender offer.

September 27, 2019

Dear Investor:

We are writing to inform you of important dates relating to a tender offer by Grosvenor Registered Multi-Strategy Fund (W), LLC (the “Fund”). If you are not interested in tendering for repurchase your shares of limited liability company interest in the Fund (“Shares”) at this time, please disregard this notice.

Tender offer information

The tender offer period will begin on September 27, 2019, and will end at 12:00 midnight, Eastern Time, on October 25, 2019 (the “Expiration Date”). The purpose of the tender offer is to provide liquidity to Investors who hold Shares of the Fund. Shares may be repurchased only by tendering them during one of the Fund’s announced tender offers.

Investors in the Fund (“Investors”) should be aware that at an in-person meeting held on September 19, 2019, the Board of the Fund voted to approve a reorganization of the Fund into Grosvenor Registered Multi-Strategy Fund (TI 1), LLC (the “Acquiring Fund” and, together with the Fund, the “Funds”) (the “Reorganization”). The Reorganization is expected to be a tax-free reorganization for U.S. federal income tax purposes in which the Acquiring Fund acquires the Fund’s assets and liabilities in exchange for Acquiring Fund interests having the equivalent net asset value, and Fund investors receiving such Acquiring Fund interests on the basis of the net asset value of their ownership of Shares. Both the Fund and the Acquiring Fund serve as feeder funds and invest substantially all of their assets in Grosvenor Registered Multi-Strategy Master Fund, LLC (the “Master Fund”). Accordingly, both Funds have identical investment objectives, strategies and risks. The combined Fund is expected to continue to invest in the Master Fund and continue to have the same investment objective and strategies as the Fund. It is expected that the combined Fund, with a larger asset base, will have a net expense ratio lower than that of the Fund. The Reorganization is expected to occur as of the close of business on or about November 30, 2019 (the “Closing Date”). The offer is expected to be the last repurchase offer prior to the Closing Date. However, Investors in the Fund will become shareholders in the Acquiring Fund and the Acquiring Fund expects, subject to the sole discretion of its Board of Directors, to offer from time to time to buy a portion of its outstanding shares in the same manner as the Fund has done so historically. References herein to the “Fund” will refer to the combined Fund after the Closing Date.

Purchases would be pursuant to tenders by Investors at a price equal to the equivalent net asset value of the tendered Shares as of December 31, 2019, or if the offer is extended, as of the next occurring last business day of a calendar month with is at least sixty-five (65) days from the date on which the Offer actually expires (the “Valuation Date”). The Valuation Date is subsequent to the Closing Date, and consequently, the equivalent net asset value of the tendered Shares will be paid by the Acquiring Fund based on the Acquiring Fund’s net asset value on the Valuation Date.

Should you wish to tender Shares, please complete and return the enclosed Letter of Transmittal either (i) by mail to Grosvenor Funds, c/o BNY Mellon TA Alternative Investment RIC Funds, 4400 Computer Drive, Westborough, MA 01581, or (ii) by e-mail to grosvenordeinvservices@bnymellon.com (please include the words “Grosvenor Fund Tender Documents” in the subject line). The completed and executed Letter of Transmittal must be received by mail or e-mail at the above addresses prior to the Expiration Date. The Fund recommends that all mailed documents be submitted by certified mail, return receipt requested. If you do not wish to sell your Shares, simply disregard this notice. NO ACTION IS REQUIRED IF YOU DO NOT WISH TO SELL SHARES AT THIS TIME.

All requests to tender Shares must be received by the Fund in good order by the Expiration Date.

900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | T 312.506.6500 | F 312.506.6888 | gcmlp.com

To learn more

If you would like to learn more about the tender offer, please refer to the attached Offer to Purchase document, which contains additional information. If you have any questions regarding the tender offer or the Fund in general, please contact the Fund at (877) 355-1469.

Sincerely,

900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | T 312.506.6500 | F 312.506.6888 | gcmlp.com

If you do not want to sell Fund shares at this time, please disregard this notice. This letter and attached information are simply notification of the Fund’s tender offer.

September 27, 2019

Dear Investor:

We are writing to inform you of important dates relating to a tender offer by Grosvenor Registered Multi-Strategy Fund (W), LLC (the “Fund”). If you are not interested in tendering for repurchase your shares of limited liability company interest in the Fund (“Shares”) at this time, please disregard this notice.

Tender offer information

The tender offer period will begin on September 27, 2019, and will end at 12:00 midnight, Eastern Time, on October 25, 2019 (the “Expiration Date”). The purpose of the tender offer is to provide liquidity to Investors who hold Shares of the Fund. Shares may be repurchased only by tendering them during one of the Fund’s announced tender offers.

Investors in the Fund (“Investors”) should be aware that at an in-person meeting held on September 19, 2019, the Board of the Fund voted to approve a reorganization of the Fund into Grosvenor Registered Multi-Strategy Fund (TI 1), LLC (the “Acquiring Fund” and, together with the Fund, the “Funds”) (the “Reorganization”). The Reorganization is expected to be a tax-free reorganization for U.S. federal income tax purposes in which the Acquiring Fund acquires the Fund’s assets and liabilities in exchange for Acquiring Fund interests having the equivalent net asset value, and Fund investors receiving such Acquiring Fund interests on the basis of the net asset value of their ownership of Shares. Both the Fund and the Acquiring Fund serve as feeder funds and invest substantially all of their assets in Grosvenor Registered Multi-Strategy Master Fund, LLC (the “Master Fund”). Accordingly, both Funds have identical investment objectives, strategies and risks. The combined Fund is expected to continue to invest in the Master Fund and continue to have the same investment objective and strategies as the Fund. It is expected that the combined Fund, with a larger asset base, will have a net expense ratio lower than that of the Fund. The Reorganization is expected to occur as of the close of business on or about November 30, 2019 (the “Closing Date”). The offer is expected to be the last repurchase offer prior to the Closing Date. However, Investors in the Fund will become shareholders in the Acquiring Fund and the Acquiring Fund expects, subject to the sole discretion of its Board of Directors, to offer from time to time to buy a portion of its outstanding shares in the same manner as the Fund has done so historically. References herein to the “Fund” will refer to the combined Fund after the Closing Date.

Purchases would be pursuant to tenders by Investors at a price equal to the equivalent net asset value of the tendered Shares as of December 31, 2019, or if the offer is extended, as of the next occurring last business day of a calendar month with is at least sixty-five (65) days from the date on which the Offer actually expires (the “Valuation Date”). The Valuation Date is subsequent to the Closing Date, and consequently, the equivalent net asset value of the tendered Shares will be paid by the Acquiring Fund based on the Acquiring Fund’s net asset value on the Valuation Date.

Should you wish to tender your Shares for repurchase by the Fund during this Offer period, please contact your Merrill Lynch, Pierce, Fenner & Smith, Inc. Financial Adviser (“Merrill FA”) who will enter the order and provide you with a customized Tender Offer Form for your account. Included with this Offer material is a sample Tender Offer Form which is for reference only. The Tender Offer Form generated for your account will need to be signed and returned to your Merrill FA. Upon receiving signed documentation, your Merrill FA will submit the form for processing. Your Merrill FA must submit the form by 12:00 midnight, Eastern Time, on October 25, 2019. If you do not wish to sell your Shares, simply disregard this notice. NO ACTION IS REQUIRED IF YOU DO NOT WISH TO SELL SHARES AT THIS TIME.

All requests to tender Shares must be received by the Fund in good order by the Expiration Date.

900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | T 312.506.6500 | F 312.506.6888 | gcmlp.com

Distributed Through GRV Securities LLC

To learn more

If you would like to learn more about the tender offer, please refer to the attached Offer to Purchase document, which contains additional information. If you have any questions regarding the tender offer or the Fund in general, please contact your Merrill FA.

Sincerely,

900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | T 312.506.6500 | F 312.506.6888 | gcmlp.com Distributed Through Grosvenor Securities LLC	2